AMENDMENT TO EMPLOYMENT AGREEMENT

The Taubman Company LLC (formerly known as The Taubman Company Limited Partnership) (the “Company”) and Lisa A. Payne (“Payne”) agree to amend Payne’s January 3, 1997 Employment Agreement (the “Agreement”) for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) as follows:

1.  As used in the Agreement, “termination of employment” and similar terms means a “separation from service” as that term is defined under Section 409A.

2.  Any reimbursement of a taxable expense or in-kind benefit made by the Company under the Agreement, will be made no later than on or before the end of the calendar year following the calendar year in which an expense was incurred, will not affect the expenses eligible for reimbursement in any other calendar year, and cannot be liquidated or exchanged for any other benefit.

Payne and the Company have duly executed this Amendment by their signatures below, effective immediately.

Signed: /s/ Lisa A. Payne Lisa A. Payne Dated: December 22, 2008	THE TAUBMAN COMPANY LLC By: /s/ Chris B. Heaphy Its:Senior Vice President, General Counsel and Secretary Dated: December 19, 2008

DETROIT.3438119.1